Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“CMR”) for the reporting period of January 1 to December 31, 2019, is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

COMPANY BACKGROUND

Huntington Ingalls Industries, Inc. (“HII”, the “Company”, “we”, “us”, or “our”) is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, our Ingalls Shipbuilding segment (“Ingalls”) in Mississippi and Newport News Shipbuilding segment (“Newport News”) in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder. Our Technical Solutions segment provides a range of services to the governmental, energy, and oil and gas markets.

We conduct most of our business with the U.S. Government, primarily the Department of Defense. As prime contractor, principal subcontractor, team member or partner, we participate in many high-priority U.S. defense programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. We also provide a wide range of professional services, including fleet support, mission driven innovative solutions, nuclear and environmental, and oil and gas services, through our Technical Solutions segment. Headquartered in Newport News, Virginia, we employ approximately 42,000 people both domestically and internationally.

HII procures a large variety of products from many different suppliers. Some of the products HII procures from suppliers contain conflict minerals, which are also referred to as “3TGs” (“conflict minerals” and “3TGs” are tin, tantalum, tungsten and gold, as more specifically described in and covered by the Securities and Exchange Commission’s regulations and guidance). HII is a downstream purchaser and a number of steps removed in the supply chain from the mining and smelting of 3TGs. As a result, HII relies on its suppliers to represent whether the products they are supplying to HII contain 3TGs. Additionally, HII does not purchase raw ore or unrefined conflict minerals from mines or smelters and does not purchase products directly from any of the Covered Countries (Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola), referred to collectively as the “DRC” in this CMR.

This CMR relates to HII products that were manufactured, or contracted to be manufactured, and delivered to customers during calendar year 2019 and that contain 3TGs. This CMR was not subjected to an independent private sector audit. Statements provided below are made in good faith and reflect the Company’s supplier infrastructure and information obtained to address the Rule. Factors that could affect the accuracy of statements in this CMR include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, and continuing guidance from the Securities and Exchange Commission regarding the Rule.

CONFLICT MINERALS POLICY

HII has adopted a conflict minerals policy and related procedures focused on HII’s commitment to sourcing components and materials from suppliers that share its ethical values and that support compliance with the Securities and Exchange Commission’s regulations, as well as HII’s disclosure obligations related to conflict minerals. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII supports the sourcing of conflict minerals from the Democratic Republic of Congo or its adjoining countries through smelters that have been certified as “conflict-free.” The conflict minerals policy and related procedures have guided HII’s development of internal systems, supply chain due diligence efforts, and Reasonable Country of Origin Inquiry (“RCOI”).

HII’s efforts related to conflict minerals include: implementing internal policies, procedures, practices, processes, and systems designed to obtain information about 3TGs that may be incorporated into HII’s products and their origin; improving transparency through our product supply chain; and, more generally, providing knowledge to and achieving engagement from our suppliers concerning the requisite conflict minerals issues. Additionally, HII belongs to and participates with several professional organizations that devote time and focus to understanding conflict minerals matters and how to appropriately improve and implement processes to better understand and obtain data about the sources of conflict minerals. Through these organizations, HII has supported measures to further educate our supplier base on the Rule and encourage compliance.

PRODUCTS COVERED AND REPORTING YEAR ACTIVITY

For products completed and delivered by HII in 2019, which included vessels, vessel components, and wire harnesses, HII conducted an RCOI as more specifically described below. The results of the RCOI led HII to conduct due diligence with regard to a limited number of suppliers to four of the Company’s business units. The information provided by those suppliers indicated that some 3TGs contained in certain of their products supplied to HII business units may have originated in a Covered Country. As further discussed below in “Information Regarding Country of Origin and Due Diligence Results,” some of these suppliers reported sourcing from smelters that may procure some 3TGs from the DRC, but upon further inquiry HII determined that all such smelters have been independently verified by the Responsible Minerals Initiative (“RMI”) to procure 3TGs solely from conflict-free sources that do not support armed conflict in the DRC. Other smelters identified by suppliers are in the process of being audited by RMI to determine if they obtain 3TGs entirely from conflict-free sources, while information about other smelters and the origin of the 3TGs they provide is unknown.

REASONABLE COUNTRY OF ORIGIN INQUIRY

HII’s RCOI was designed to determine whether the 3TGs in our relevant products originated in the DRC. In part, HII’s RCOI process included:

•

maintaining a conflict minerals working group comprised of representatives from HII’s operational, compliance, legal, and supply chain functions (at both the corporate and business unit levels), with access to external advisors with conflict minerals subject matter expertise;

•

maintaining policies to support compliance with the Securities and Exchange Commission’s conflict minerals regulations and guidance, reviewing and updating practices, and, to the extent necessary, developing reasonable interpretations of the regulations and guidance to enable HII to apply the regulations and guidance to our specific operations and industry;

•

making information available to HII’s suppliers about, and linked access to, the Securities and Exchange Commission’s conflict minerals regulations and guidance, as well as other supporting publications and access to the extensive conflict minerals resource center of HII’s third party conflict minerals data vendor;

•

requiring suppliers, as part of the purchase order process, to represent whether their products contain 3TGs and, if so, requiring the suppliers to provide a completed RMI Conflict Minerals Reporting Template (“CMRT”) containing information about the type and origin of 3TGs in their products; and

•

conducting periodic reviews with the Company’s conflict minerals working group and supply chain organizations to understand the data and information submitted by suppliers and additional steps that were taken to seek additional information from suppliers.

In response to HII’s country of origin inquiries, a limited number of HII’s suppliers indicated that they lacked definitive information from their supply chains, making it possible that certain of their products contained one or more 3TGs sourced from the DRC. Accordingly, HII believes that, based upon the results of its RCOI, it was appropriate to conduct due diligence measures to obtain additional information, as described below.

DUE DILIGENCE MEASURES

HII has developed due diligence processes that are informed by and track to the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas. These due diligence processes include:

Establish Strong Company Management Systems

•

As noted above, maintaining a conflict minerals working group comprised of representatives from HII’s operational, compliance, legal, and supply chain functions (at both the corporate and business unit levels), with access to external advisors with conflict minerals subject matter expertise.

•

Publishing and maintaining a conflict minerals policy and related procedures to address HII’s commitment to comply with the Rule. In 2019, we conducted a review of our policy and confirmed that it continues to be an accurate representation of our conflict minerals program and overall objectives. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII’s policy and implementing procedure include commitments such as:

•	To the extent practicable, and consistent with our contractual obligations to our customers, refraining from relationships that could knowingly result in:

•	aiding, directly or indirectly, armed groups operating in the DRC through sales of 3TGs; or

•	the willful concealment of information related to the transport of 3TGs from the DRC and their use in manufactured products.

•

Sourcing components and materials from suppliers that share our ethical values. Our procedures outline the requirements to survey our suppliers and obtain necessary details to support compliance with the Rule. The procedures further identify the functional parties within the Company responsible for supporting the Rule and assessing the presence of any inconsistencies associated with supplier survey responses.

•	Educating relevant employees about our conflict minerals program and reporting obligations through a web-based conflict minerals training course or in-person training, as appropriate.

•	Establishing conflict minerals as an element in our corporate annual compliance plan, which covers HII’s risk management of conflict minerals compliance.

•	Selecting and utilizing a third party conflict minerals data vendor to collect and manage CMRT responses from suppliers and verify the accuracy of the data provided.

•

Periodically briefing executive management, including the Chief Financial Officer and the Audit Committee of the Board of Directors, on the conflict minerals requirements and related Company activities.

•

Maintaining communications with our supply chain through our corporate conflict minerals website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/, which includes Frequently Asked Questions, links to third party information on conflict minerals, and a link to our grievance mechanism, or OpenLine, as discussed further below.

•

Employing mechanisms for interested persons to submit concerns or grievances, including our OpenLine as the tool to capture and track internal or external concerns or grievances regarding aspects of the Rule. The OpenLine is available 24 hours a day, seven days a week, and can be accessed either by phone or through our website (1-877-631-0020, https://hii-openline.alertline.com/gcs/welcome).

Identify and Assess Supply Chain Risk

•

Requiring suppliers as part of the purchase order process to represent whether their products contain 3TGs and, if so, requiring the suppliers to provide our third party conflict minerals data vendor with a completed CMRT containing information about the type and origin of 3TGs in their products.

•

Including a purchase order clause that requires a supplier to provide an updated CMRT to our third party conflict minerals data vendor if the status of any of their products changes prior to final delivery.

•

Identifying suppliers of products to HII that may contain 3TGs and asking our third party conflict minerals data vendor to follow up with non-responsive suppliers to request submission of CMRTs or similar information by a specified date. Where a supplier is unable to provide a CMRT, information on its suppliers of products or components that may require 3TG for their production or functionality is requested by our vendor. Those sub-tier suppliers for whom contact information is obtained, and subsequent tiers of suppliers as needed, are then engaged via email or phone to build a chain-of-custody back to the smelter or refiner. If major suppliers do not respond to several e-mail reminders and follow-up phone calls from our vendor, we directly contact those suppliers to obtain CMRTs or other acceptable information about the type and origin of 3TGs in their products.

•	Conducting a targeted self-assessment to identify items with a higher risk of containing 3TGs if no CMRT was submitted by the supplier.

•

Including a purchase order clause that allows HII to either withhold up to 10% of the purchase order price or terminate the purchase order if HII determines that any representation made by the supplier is inaccurate or incomplete in any respect, or if the supplier fails to timely submit the information required by the clause. In 2019, HII found no instances where it was necessary under the purchase order clause to find replacement sources of supply, withhold payments, or terminate a supplier relationship.

•

Compiling a list of smelters and refiners in our supply chain that have been identified as 3TG providers using our suppliers’ CMRT responses, with assistance from our third party conflict minerals data vendor. This list is reconciled to the list of smelter facilities designated by RMI’s Responsible Minerals Assurance Process (“RMAP”) and included in this report as Appendix A.

•

If a smelter or refiner is not recognized by RMI, HII’s third party conflict minerals data vendor attempts to contact the smelter or refiner directly to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the smelter or refiner takes to track the chain-of-custody on the source of its mineral ores.

Design and Implement a Strategy to Respond to Supply Chain Risks

•

Maintaining membership and participation in the Aerospace Industries Association (“AIA”) and its conflict minerals community of practice, as well as RMI, to stay current on industry “best practices” for conflict minerals due diligence efforts.

•	Supporting, through its membership in RMI, the assessment of whether smelters and refiners have carried out the OECD five step due diligence process for responsible supply chains of 3TG from the DRC.

•

Analyzing supplier responses and evaluating information in a manner designed to provide HII with a reasonable basis for conclusions disclosed in the 2020 Form SD and this Conflict Minerals Report, including evaluating the raw number of supplier responses and relative dollar values of purchased products represented by such responses, as well as focusing on suppliers relevant to the reporting period.

•

Supporting information-sharing systems within our industry aimed at improving assessment of supplier due diligence in the supply chain of minerals from conflict-affected and high-risk areas, such as comparing smelters and refiners identified by the HII supply chain with the RMAP information.

•

Contacting, through its membership in the AIA and its conflict minerals community of practice, selected smelters or refiners through a formal letter from the AIA to encourage participation in the RMAP.

•	Providing periodic updates to executive management on any actions taken in response to identified risks associated with conflict minerals in HII’s supply chain.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•

Due to the downstream nature of our business, HII does not have direct relationships with smelters or refiners and therefore does not perform audits of these entities. Through its membership in RMI, however, HII supports third party audits of supply chain due diligence by RMI’s RMAP, which conducts independent, third-party audits of smelters and refiners to determine those that can be validated as having systems that ensure the minerals are responsibly sourced according to the OECD guidance.

Report on Supply Chain Due Diligence

•	This Conflict Minerals Report is HII’s public annual report on the due diligence efforts of our supply chain.

•	HII posts this report annually at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/.

INFORMATION REGARDING COUNTRY OF ORIGIN AND DUE DILIGENCE RESULTS

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which the Company’s processes are based, we support RMI’s Responsible Minerals Assurance Process, which audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this report was obtained through our membership in RMI, using the Reasonable Country of Origin Inquiry report for RMI member HUNT.

HII or its third party conflict minerals data vendor engaged with each supplier that suggested possible sourcing of 3TGs from the DRC to obtain further supporting documentation for their statements. These suppliers responded with either (i) conflict minerals disclosure on a company-wide basis in which they were unable to verify whether the specific products sold to HII contained 3TGs sourced from the DRC, or (ii) additional information that indicated the names and locations of known smelters from which their 3TGs may have originated, but without additional information to verify whether the 3TGs in their products sold to HII originated from the DRC. Appendix A lists the smelters named by those suppliers, but the inclusion of a smelter in Appendix A does not necessarily mean that HII products contain 3TGs processed by that smelter. Comparing the list of those smelters named in Appendix A to the smelter database information maintained by RMI as of May 2, 2020, as well as other publicly-available information, indicated the following:

•

231 of the listed smelters had been audited as part of the RMI initiative and were determined to source their 3TGs solely from either countries other than the DRC or conflict-free sources (“Conformant”);

•

10 of the listed smelters are in the process of arranging for or are being audited to determine if they source their 3TGs solely from either countries other than the DRC or otherwise from conflict-free sources (“Active”);

•	7 of the listed smelters are designated by RMI as non-conformant to the RMAP audit standard (“Non-conformant”);

•

54 of the listed smelters are designated by RMI as not participating in the RMAP (“Non-participating”) for several possible reasons, including because the facility has not met the threshold for RMI’s due diligence vetting process, the facility has temporarily or permanently ceased operations, or the facility has indicated a lack of interest in participation. HII has insufficient information from or about these smelters to understand their sources for 3TGs.

Based on smelter and refiner information provided by suppliers through the CMRT responses, as well as RMI information available to its members, the countries of origin of 3TG associated with smelters and refiners identified in Appendix A are believed to include the countries listed in Appendix B below. While some countries listed in Appendix B are DRC countries, all smelters or refiners positively identified as sourcing from those DRC countries have been validated as using DRC conflict-free sourcing practices under the RMAP protocols.

ONGOING EFFORTS

HII is continuing its efforts to:

•	Determine which supplier-provided products contain 3TGs;

•

Obtain additional information from direct suppliers, as well as others in or with knowledge of the supply chain, as to whether their products contain 3TGs and, if so, the origin of those 3TGs, as additional conflict minerals and smelter information becomes available to the supply chain;

•	Communicate knowledge and our expectations to suppliers about the type and level of detailed information needed by HII to understand the origin and source of 3TGs;

•

Remain actively involved in and participate with industry and other groups, including AIA and RMI, to ascertain best and leading practices and to obtain and share information that may assist in determining whether purchased products contain 3TGs and, if so, the origin of those 3TGs and whether the 3TGs were sourced from conflict-free sources;

•	Support industry efforts to expand participation of smelters and refiners in conflict-free certification programs;

•

Make available resources and information to non-issuer suppliers about the Securities and Exchange Commission’s conflict minerals reporting requirements, as well as information about RMI and other informative measures designed to educate about the importance of conflict-free sourcing; and

•	Encourage responsible sourcing from the DRC and adjoining countries.

APPENDIX A

Listed below are the smelters to which we previously referred in this report.

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Gold	Advanced Chemical Company*	CID000015	United States
Gold	Aida Chemical Industries Co., Ltd.*	CID000019	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	Brazil
Gold	Argor-Heraeus S.A.*	CID000077	Switzerland
Gold	Asahi Pretec Corp.*	CID000082	Japan
Gold	Asaka Riken Co., Ltd.*	CID000090	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.***	CID000103	Turkey
Gold	Aurubis AG*	CID000113	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128	Philippines
Gold	Boliden AB*	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG*	CID000176	Germany
Gold	Caridad***	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185	Canada
Gold	Cendres + Metaux S.A.*	CID000189	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.***	CID000197	China
Gold	Chimet S.p.A.*	CID000233	Italy
Gold	Chugai Mining*	CID000264	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.***	CID000343	China
Gold	DSC (Do Sung Corporation)*	CID000359	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH*	CID000362	Germany
Gold	Dowa*	CID000401	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant*	CID000425	Japan
Gold	OJSC Novosibirsk Refinery*	CID000493	Russian Federation
Gold	Refinery of Seemine Gold Co., Ltd.***	CID000522	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.***	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.***	CID000671	China
Gold	LT Metal Ltd.*	CID000689	Korea, Republic of
Gold	Heimerle + Meule GmbH*	CID000694	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	CID000711	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.***	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.***	CID000773	China

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Gold	HwaSeong CJ CO., LTD.***	CID000778	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	China
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807	Japan
Gold	Istanbul Gold Refinery*	CID000814	Turkey
Gold	Japan Mint*	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.*	CID000855	China
Gold	Asahi Refining USA Inc.*	CID000920	United States
Gold	Asahi Refining Canada Ltd.*	CID000924	Canada
Gold	JSC Uralelectromed*	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	Japan
Gold	Kazakhmys Smelting LLC***	CID000956	Kazakhstan
Gold	Kazzinc*	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC*	CID000969	United States
Gold	Kojima Chemicals Co., Ltd.*	CID000981	Japan
Gold	Kyrgyzaltyn JSC*	CID001029	Kyrgyzstan
Gold	L’azurde Company For Jewelry***	CID001032	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.***	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.***	CID001058	China
Gold	LS-NIKKO Copper Inc.*	CID001078	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.***	CID001093	China
Gold	Materion*	CID001113	United States
Gold	Matsuda Sangyo Co., Ltd.*	CID001119	Japan
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	Singapore
Gold	Metalor Technologies S.A.*	CID001153	Switzerland
Gold	Metalor USA Refining Corporation*	CID001157	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	Mexico
Gold	Mitsubishi Materials Corporation*	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	Japan
Gold	Moscow Special Alloys Processing Plant *	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat***	CID001236	Uzbekistan
Gold	Nihon Material Co., Ltd.*	CID001259	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	CID001326	Russian Federation
Gold	PAMP S.A.*	CID001352	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.***	CID001362	China

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	Indonesia
Gold	PX Precinox S.A.*	CID001498	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	CID001512	South Africa
Gold	Royal Canadian Mint*	CID001534	Canada
Gold	Sabin Metal Corp.***	CID001546	United States
Gold	Samduck Precious Metals*	CID001555	Korea, Republic of
Gold	SAMWON METALS Corp.***	CID001562	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.***	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	CID001761	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM***	CID001909	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CID001916	China
Gold	Tokuriki Honten Co., Ltd.*	CID001938	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.***	CID001947	China
Gold	Torecom*	CID001955	Korea, Republic of
Gold	Umicore Brasil Ltda.*	CID001977	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.*	CID001993	United States
Gold	Valcambi S.A.*	CID002003	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	Australia
Gold	Yamakin Co., Ltd.*	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.*	CID002129	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	China
Gold	Morris and Watson***	CID002282	New Zealand
Gold	SAFINA A.S.**	CID002290	Czech Republic
Gold	Guangdong Jinding Gold Limited***	CID002312	China
Gold	Umicore Precious Metals Thailand*	CID002314	Thailand
Gold	Geib Refining Corporation*	CID002459	United States
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	India
Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511	Poland
Gold	Fidelity Printers and Refiners Ltd.***	CID002515	Zimbabwe
Gold	Singway Technology Co., Ltd.*	CID002516	Taiwan

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Gold	Shandong Humon Smelting Co., Ltd.***	CID002525	China
Gold	Al Etihad Gold Refinery DMCC*	CID002560	United Arab Emirates
Gold	Emirates Gold DMCC*	CID002561	United Arab Emirates
Gold	International Precious Metal Refiners***	CID002562	United Arab Emirates
Gold	Kaloti Precious Metals***	CID002563	United Arab Emirates
Gold	Sudan Gold Refinery***	CID002567	Sudan
Gold	T.C.A S.p.A*	CID002580	Italy
Gold	REMONDIS PMR B.V.*	CID002582	Netherlands
Gold	Fujairah Gold FZC**	CID002584	United Arab Emirates
Gold	Tony Goetz NV****	CID002587	Belgium
Gold	Shirpur Gold Refinery Ltd.***	CID002588	India
Gold	Korea Zinc Co., Ltd.*	CID002605	Korea, Republic of
Gold	Marsam Metals*	CID002606	Brazil
Gold	TOO Tau-Ken-Altyn*	CID002615	Kazakhstan
Gold	Abington Reldan Metals, LLC****	CID002708	United States
Gold	SAAMP*	CID002761	France
Gold	L’Orfebre S.A.*	CID002762	Andorra
Gold	8853 S.p.A.*	CID002763	Italy
Gold	Italpreziosi*	CID002765	Italy
Gold	SAXONIA Edelmetalle GmbH*	CID002777	Germany
Gold	WIELAND Edelmetalle GmbH*	CID002778	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	Austria
Gold	AU Traders and Refiners*	CID002850	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.***	CID002852	India
Gold	Sai Refinery***	CID002853	India
Gold	Modeltech Sdn Bhd****	CID002857	Malaysia
Gold	Bangalore Refinery*	CID002863	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO***	CID002865	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH**	CID002867	Germany
Gold	Pease & Curren***	CID002872	United States
Gold	JALAN & Company***	CID002893	India
Gold	SungEel HiMetal Co., Ltd.*	CID002918	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA*	CID002919	Chile
Gold	Safimet S.p.A*	CID002973	Italy
Gold	State Research Institute Center for Physical Sciences and Technology***	CID003153	Lithuania
Gold	African Gold Refinery***	CID003185	Uganda
Gold	Gold Coast Refinery**	CID003186	Ghana

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Gold	NH Recytech Company****	CID003189	Korea, Republic of
Gold	DS PRETECH Co., Ltd.*	CID003195	Korea, Republic of
Gold	QG Refining, LLC***	CID003324	United States
Gold	Dijllah Gold Refinery FZC***	CID003348	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.***	CID003382	India
Gold	Sovereign Metals***	CID003383	India
Gold	C.I Metales Procesados Industriales SAS***	CID003421	Colombia
Gold	Eco-System Recycling Co., Ltd. North Plant*	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	CID003425	Japan
Gold	Kundan Care Products Ltd.***	CID003463	India
Tantalum	Asaka Riken Co., Ltd.*	CID000092	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	China
Tantalum	Exotech Inc.*	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.*	CID000460	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CID000616	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	China
Tantalum	LSM Brasil S.A.*	CID001076	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	India
Tantalum	Mineracao Taboca S.A.*	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	Japan
Tantalum	NPM Silmet AS *	CID001200	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	China
Tantalum	QuantumClean*	CID001508	United States
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522	China
Tantalum	Solikamsk Magnesium Works OAO*	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	CID001869	Japan
Tantalum	Telex Metals*	CID001891	United States
Tantalum	Ulba Metallurgical Plant JSC*	CID001969	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	China
Tantalum	D Block Metals, LLC*	CID002504	United States
Tantalum	FIR Metals & Resource Ltd.*	CID002505	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*	CID002508	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	China
Tantalum	KEMET Blue Metals*	CID002539	Mexico
Tantalum	H.C. Starck Co., Ltd.*	CID002544	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	CID002545	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	Germany
Tantalum	H.C. Starck Inc.*	CID002548	United States

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Tantalum	H.C. Starck Ltd.*	CID002549	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	CID002550	Germany
Tantalum	Global Advanced Metals Boyertown*	CID002557	United States
Tantalum	Global Advanced Metals Aizu*	CID002558	Japan
Tantalum	Resind Industria e Comercio Ltda.*	CID002707	Brazil
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	China
Tantalum	PRG Dooel*	CID002847	Macedonia, The Former Yugoslav Republic Of
Tantalum	CP Metals Inc.*	CID003402	United States
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	China
Tin	Alpha*	CID000292	United States
Tin	Dowa*	CID000402	Japan
Tin	EM Vinto*	CID000438	Bolivia
Tin	Estanho de Rondonia S.A.***	CID000448	Brazil
Tin	Fenix Metals*	CID000468	Poland
Tin	Huichang Jinshunda Tin Co., Ltd.*	CID000760	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	China
Tin	China Tin Group Co., Ltd.*	CID001070	China
Tin	Malaysia Smelting Corporation (MSC)*	CID001105	Malaysia
Tin	Metallic Resources, Inc.*	CID001142	United States
Tin	Mineracao Taboca S.A.*	CID001173	Brazil
Tin	Minsur*	CID001182	Peru
Tin	Mitsubishi Materials Corporation*	CID001191	Japan
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314	Thailand
Tin	Operaciones Metalurgicas S.A.*	CID001337	Bolivia
Tin	PT Artha Cipta Langgeng*	CID001399	Indonesia
Tin	PT Mitra Stania Prima*	CID001453	Indonesia
Tin	PT Refined Bangka Tin*	CID001460	Indonesia
Tin	PT Timah Tbk Kundur*	CID001477	Indonesia
Tin	PT Timah Tbk Mentok*	CID001482	Indonesia
Tin	Rui Da Hung*	CID001539	Taiwan
Tin	Soft Metais Ltda.*	CID001758	Brazil
Tin	Thaisarco*	CID001898	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	China
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	China
Tin	Yunnan Tin Company Limited*	CID002180	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	CID002468	Brazil
Tin	Melt Metais e Ligas S.A.*	CID002500	Brazil

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Tin	PT ATD Makmur Mandiri Jaya*	CID002503	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company****	CID002572	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company***	CID002573	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company***	CID002574	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company***	CID002703	Viet Nam
Tin	Resind Industria e Comercio Ltda.*	CID002706	Brazil
Tin	Super Ligas***	CID002756	Brazil
Tin	Metallo Belgium N.V.*	CID002773	Belgium
Tin	Metallo Spain S.L.U.*	CID002774	Spain
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	CID002834	Viet Nam
Tin	PT Menara Cipta Mulia*	CID002835	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CID002849	China
Tin	Modeltech Sdn Bhd****	CID002858	Malaysia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190	China
Tin	Pongpipat Company Limited***	CID003208	Myanmar
Tin	Tin Technology & Refining*	CID003325	United States
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.****	CID003356	China
Tin	Ma’anshan Weitai Tin Co., Ltd.*	CID003379	China
Tin	Luna Smelter, Ltd.*	CID003387	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CID003397	China
Tin	Precious Minerals and Smelting Limited**	CID003409	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.***	CID003410	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	CID000004	Japan
Tungsten	Kennametal Huntsville*	CID000105	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.***	CID000281	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CID000499	China
Tungsten	Global Tungsten & Powders Corp.*	CID000568	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	China
Tungsten	Japan New Metals Co., Ltd.*	CID000825	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	China
Tungsten	Kennametal Fallon*	CID000966	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	CID001889	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	Austria
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	China

Mineral	Official Smelter Name	Smelter ID	Smelter Location
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CID002095	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.***	CID002313	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	China
Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	China
Tungsten	H.C. Starck Tungsten GmbH*	CID002541	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	CID002542	Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)*	CID002543	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CID002579	China
Tungsten	Niagara Refining LLC*	CID002589	United States
Tungsten	China Molybdenum Co., Ltd.***	CID002641	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CID002645	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.**	CID002647	China
Tungsten	Hydrometallurg, JSC*	CID002649	Russian Federation
Tungsten	Unecha Refractory Metals Plant*	CID002724	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830	China
Tungsten	ACL Metais Eireli*	CID002833	Brazil
Tungsten	Woltech Korea Co., Ltd.*	CID002843	Korea, Republic of
Tungsten	Moliren Ltd.*	CID002845	Russian Federation
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CID003182	China
Tungsten	KGETS CO., LTD.*	CID003388	Korea, Republic of
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CID003401	China
Tungsten	Lianyou Metals Co., Ltd. *	CID003407	Taiwan
Tungsten	JSC “Kirovgrad Hard Alloys Plant”**	CID003408	Russian Federation
Tungsten	NPP Tyazhmetprom LLC **	CID003416	Russian Federation
Tungsten	GEM Co., Ltd.***	CID003417	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	CID003427	Brazil
Tungsten	CP Metals Inc.**	CID003448	United States

*	Denotes Conformant smelters
**	Denotes Active smelters
***	Denotes Non-participating smelters
****	Denotes Non-conformant smelters to the RMAP audit standard

APPENDIX B

Listed below are the countries of origin to which we previously referred in this report:

Mineral	Country

Gold	Argentina, Armenia, Australia, Austria, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Laos, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovokia, South Africa, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe

Tantalum	Angola, Argentina, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Columbia, Congo, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia, Zimbabwe

Tin	Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe

Tungsten	Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Republic of Korea, Russian Federation, Rwanda, Sierra Leone, Singapore, Slovokia, South Africa, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe